April 28, 2017	PRESS RELEASE

Aspirity Reports Financial Results for 2016; Guidance for 2017

MINNEAPOLIS, MN – Today, Aspirity Holdings (“Holdings”) announced guidance for 2017 and its financial results for 2016. Aspirity Energy (“Aspirity”) also announced its intention to pursue a common equity offering, also as described below.

Business Update and Guidance for 2017

Aspirity made much progress during 2016, our first full year of operations. We entered our first market in January and added new markets throughout the year. Overall, we recorded retail energy sales of $2,095,000 for the year of which $795,000 was earned in the fourth quarter alone. We ended the year with over 7,000 customers.

Importantly, Aspirity’s positive momentum has continued into 2017. In the first quarter, we more than doubled the business, specifically;

●	Q1 2017 retail energy sales were $1,784,000, representing an increase of 124% over Q4 2016 and about 85% of such revenues recorded for all of 2016

●	Revenues increased each month throughout the quarter

●	At March 31, 2017, we were providing service to over 15,000 residential accounts.

These strong results have been driven by steady geographic expansion and improved marketing. We started 2016 with one market in Ohio. As of March 31, 2017, we were a licensed as a competitive supplier in 8 jurisdictions (DC, IL, MD, NJ, NY, OH, PA, and RI), were members of, or otherwise able to sell in, 3 ISOs (PJM, ISO-NE, and MISO), and qualified to do business in the service territories of 14 utilities serving almost 12.9 million households. From a marketing standpoint, we increased vehicles and vendors across our geography, allowing us to focus activity where market conditions are most favorable.

By the end of 2017, our goal is to be able to market power to the more than 30 million residential customers located in the service areas of over 30 investor-owned utilities in 12 full choice jurisdictions. We expect that this geographic expansion, coupled with additional marketing vehicles, will continue to fuel material customer growth throughout 2017 and beyond.

The first quarter 2017 results discussed above are preliminary and are unaudited. More complete information regarding our operations will be included in our Q1 2017 Form 10-Q which we expect to file with the SEC in May 2017.

Financial Results for 2016

Although Holdings and its predecessors have roots going back to 2005, Aspirity is a start-up company and has incurred significant losses to date which reflect that status. Through the end of the first quarter of 2016, our financial results were consolidated with those of Diversified Trading Company, formerly known as Krieger Enterprises, (“Enterprises”) and its Retail Energy Holdings subsidiary, a company in the same business as Aspirity, that is, the retail sale of electricity. Accordingly, under the accounting rules, our operating statement for 2016 includes REH’s results for the first quarter, which were significant for the year. However, as of March 30, 2016, we de-consolidated Enterprises and REH. Therefore, the last nine months of the year includes only Aspirity’s results.

●	Total revenues for 2016 were $13,542,000 compared to $30,109,000 for 2015, a decrease of 55.0%, driven by the fact that REH was no longer consolidated with our results beginning with the start of the second quarter of 2016.

●	Excluding REH, Aspirity’s revenue for 2016 was $4,673,000, consisting of $2,095,000 (44.8%) of retail energy sales and $2,579,000 (55.2%) of financial services revenue ($1,864,000 net of eliminations).

o	In 2015, Aspirity recorded no retail energy revenue and $2,877,000 of financial services revenue, all of which was eliminated in the consolidation with Enterprises.

●	For 2016, our operating loss totaled $8,336,000, a 27.1% increase from the operating loss of $6,559,000 recorded in 2015.

●	The net loss from continuing operations (after interest expense) for 2016 totaled $12,894,000 compared to $8,862,000 for 2015, a 45.5% increase.

●	The net loss attributable to common for 2016 totaled $12,621,000 compared to $4,843,000 in 2015, up 160.6%.

With respect to the balance sheet, significant changes occurred in the fourth quarter. Effective November 1, 2016, Aspirity Financial as lender and Enterprises as borrower signed Amendment 3 to the Term Loan. Among other things, Amendment 3 incorporated a new amortization schedule calling for fixed monthly payments of principal and interest of $405,000, a balloon payment at maturity on December 30, 2019 of $10,030,000, and provided for certain prepayments. On November 4, 2016 and February 3, 2017, respectively, Holdings received prepayments from Enterprises of $2,008,000 and $1,850,000, for a total of $3,858,000.

In conjunction with the modifications in Amendment 3, management evaluated the classification of the Term Loan. Its terms are consistent with those likely available from a third party, there is intention to repay, and the loan is not in default. However, due to recent losses at Enterprises, the historical volatility of its primary business of wholesale electricity trading, and the level of assets in the business, there is no longer significant evidence of collectability of all amounts owed. Therefore, effective with the date of the amendment, the Term Loan was classified on the balance sheet as a receivable from a related party, a contra-equity account. Further, after the date of the amendment, the cost recovery method will be used to account for income related to the Term Loan. Under this method, cash receipts are first applied to reduce the principal balance of the receivable and second to income after all principal has been repaid. Consequently, all payments received since November 1, 2016 were recognized as equity contributions and reductions of principal.

As of December 31, 2016, Holdings had unrestricted cash, negative working capital, and a total members’ deficit of $1,300,000, $14,338,000, and $31,298,000, respectively. Further, as of last year-end, $12,430,000 of Notes will mature prior to December 31, 2017. Historically, a significant portion of maturing Notes renew, which does not require a cash outlay. However, the decision to redeem or renew is solely at the discretion of the noteholder and not Holdings. Consequently, management’s analysis of the ability to continue as a going concern must consider the possibility that all maturing Notes will be redeemed. If such were to occur, we would not have enough liquidity to fund operations and meet all redemption requests. Thus, there is substantial doubt about the ability to continue as a going concern. The auditor’s report on Holdings’ 2016 financial statements also indicates doubt as to the ability to continue as a going concern.

For 2016, Holdings generated positive net cash flow from continuing operations of $81,000. Continuing operations used $11,064,000 of cash for the year and the principal sources of funding for this investment were net sales of Notes of $5,448,000, consisting of $9,619,000 of issuances less redemptions of $4,171,000, and Term Loan collections of $3,969,000.

Management’s Plans

As shown by our growth in the first quarter of 2017, we believe that our marketing approach and the risk mitigation and payment deferral features of our power supply agreement position us well in the marketplace. However, as we grow, the lag between signup and first cash collections from energy sales means our operating cash outflow will exceed our operating cash inflow on a month-to-month basis until our customer base reaches the point where the business becomes self-sustaining and we currently estimate that we could achieve sustained positive cash flow from operations in the first half of 2018. We have historically funded negative cash flow from operations with net Note sales and payments received on the Term Loan.

Management has plans intended to address the conditions described above. These plans include:

●	Accelerating collections on the Term Loan ahead of those originally contemplated by Amendment 3;

●	Continuing to sell Notes;

●	Seeking a line or credit or other bridge financing; and

●	Pursuing an equity financing for Aspirity.

Potential Equity Offering

Aspirity intends to publish materials with respect to a potential offering of common stock at www.aspirityholdings.com shortly. Among other considerations, this “testing the waters” material will allow Aspirity to assess interest in exchanging Notes for shares in non-cash transactions.

These materials will comply with the test the waters provisions of Regulation A of the Securities Act of 1933 (“Reg A+”). Aspirity is not under any obligation to make an offering under Reg A+ and it may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Reg A+. If Aspirity does go ahead with a Reg A+ offering, it will only be able to make sales after it has filed an offering statement with the SEC and the SEC has qualified the offering statement. The information in the offering statement will be more complete than the information provided now and could differ in important ways.

Aspirity is not soliciting any money or other consideration in connection with any Reg A+ offering at this time, and if sent to Aspirity it will not be accepted. No offer to buy securities in a Reg A+ offering of Aspirity may be accepted and no part of the purchase price can be received until Aspirity files an offering statement, and such offering statement is qualified with the SEC. Any offer to buy securities received by Aspirity under any Reg A+ offering may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance of any such offer is given after the qualification date. Any indication of interest received by Aspirity in connection with any potential Reg A+ offering involves no obligation or commitment of any kind.

You must read the documents filed with the SEC before investing. No money or other consideration is being solicited, and if sent, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until after the offering statement has been qualified by the SEC. Any offer to buy may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

About Aspirity Energy

In this press release, unless the context otherwise requires, the term “Aspirity” refers collectively to the combined business and assets of the retail electricity business of:

●	Aspirity Energy LLC, a Minnesota limited liability company and wholly-owned subsidiary of Aspirity Holdings LLC; and

●	Aspirity Energy Inc, a Minnesota corporation expected to be formed in connection with the contemplated equity offering.

About Aspirity Holdings

Aspirity Holdings LLC, formerly known as Twin Cities Power Holdings LLC, is a Minnesota limited liability company that serves as a holding company. Following the spinoff of Enterprises on November 1, 2015, Holdings has start-up operations in two business segments - retail energy through Aspirity Energy (www.aspirityenergy.com) and financial services through Aspirity Financial.

While the equity of Holdings is privately held, its Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of 27 states. To find out more information about Holdings, view the most recent interest rates offered on the Notes, or obtain an investment kit, visit www.aspirityholdings.com.

About Diversified Trading Company (formerly known as Krieger Enterprises)

Enterprises, which was spun off from Aspirity Holdings effective November 1, 2015, is headquartered at 16233 Kenyon Avenue, Lakeville MN 55044, telephone 952-241-3103. Enterprises trades virtual electricity for its own account in wholesale markets regulated by the Federal Energy Regulatory Commission as well as other energy-related derivative contracts on exchanges regulated by the Commodity Futures Trading Commission and engages in certain asset management activities, including real estate development and investments in privately held businesses. On November 2, 2016, Enterprises sold its Retail Energy Holdings subsidiary, a retail electricity supplier operating as Town Square Energy in CT, MD, MA, NH, NJ, OH, PA, and RI to a subsidiary of Genie Energy Ltd. for cash of $9.5 million plus $1.6 million for TSE’s net working capital.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: “may”, “will”, “should”, “expect”, “anticipate”, “believe”, “estimate” “continue”, “predict”, or other similar words referencing to future periods, including statements regarding the number of customers, geographic areas to be served in the future, and the availability of capital.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and you should not place undue reliance on such. Important factors that could cause actual results to materially differ from those projected include, but are not limited to, those listed below. When considering forward-looking statements, you should keep these risk factors, as well as other cautionary statements in our SEC filings, in mind. We undertake no obligation to update or revise publicly any forward-looking statements, due to new information, future events, or otherwise.

Factors that could cause actual results to materially differ from those projected include, but are not limited to:

●	Changes in commodity prices;

●	Extreme and unpredictable weather conditions;

●	The sufficiency of risk management and credit policies;

●	Customer concentration;

●	Federal, state and local regulation, including the industry’s ability to prevail in its challenge to the New York Public Service Commission’s order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,

●	Key license retention;

●	Increased regulatory scrutiny and compliance costs;

●	Ability to borrow funds and access credit markets;

●	Restrictions in our preferred supply and debt agreements and collateral requirements;

●	Credit risk with respect to suppliers and customers;

●	Level of indebtedness and ability to continue as a going concern;

●	Changes in costs to acquire customers;

●	Actual customer attrition rates;

●	Actual bad debt expense in non-POR markets;

●	Accuracy of billing systems;

●	Ability to successfully navigate entry into new markets;

●	Ability to successfully and efficiently integrate acquisitions should we make such;

●	Competition; and

●	The Risk Factors identified in our SEC filings, including those in:

o	The Prospectus for our Notes dated November 12, 2015, as amended;

o	Our annual reports on Form 10-K;

o	Our quarterly reports on Form 10-Q; and

o	Other filings and press releases.

Non-GAAP Financial Measures

Aspirity’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company’s financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and capitalization ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company’s ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III, CFO, 763-432-1502

Aspirity Holdings LLC & Subsidiaries

Consolidated Statement of Operations Data

Dollars in thousands;	For Years Ended
may not add due to rounding	Dec 31 2016	Dec 31 2015	Pct chg
Retail energy services	$11,678	$30,109	-61.2%
Financial services	1,864	-	nm

Net revenue	13,542	30,109	-55.0%

Total costs of revenues & operations	21,878	36,668	-40.3%

Operating loss	(8,336)	(6,559)	27.1%

Interest expense	(4,328)	(2,468)	75.3%
Other income (expense), net	(230)	165	-239.2%

Loss from continuing operations	(12,894)	(8,862)	45.5%
Tax provision (benefit)	-	-	na

Net loss from continuing operations	(12,894)	(8,862)	45.5%
Net income from discontinued operations	712	4,100	-82.6%
Net loss	(12,181)	(4,762)	155.8%

Net loss attributable to non-controlling interest	(110)	(468)	na
Net loss attributable to the Company	(12,072)	(4,294)	181.2%

Preferred distributions	549	549	0.0%
Net loss attributable to common	$(12,621)	$(4,843)	160.6%

Ratio of earnings to fixed charges (1)	-1.87	x	-2.40	x	-22.1%
Deficit of earnings to fixed charges (1)	4,177	4,461	-6.4%

Consolidating Statement of Operations Data

	Aspirity Holdings & Subsidiaries	Krieger Enterprises & Subsidiaries	Eliminations	Aspirity Holdings Consolidated
For Year Ended Dec 31, 2016
Retail energy services	$2,095	$9,583	$-	$11,678
Financial services	2,579	-	(715)	1,864

Net revenue	4,673	9,583	(715)	13,542

Total costs of revenues & operations	12,136	9,742	-	21,878

Operating loss	(7,462)	(159)	(715)	(8,336)

Interest expense	(4,260)	(677)	609	(4,328)
Other income (expense), net	(349)	119	-	(230)
Loss from continuing operations	(12,072)	(717)	(105)	(12,894)
Tax provision	-	-	-	-

Net income (loss) from Continuing operations	(12,072)	(717)	(105)	(12,894)
Discontinued operations	-	607	105	712

Net loss	(12,072)	(110)	-	(12,181)

Net loss attributable to non-controlling interest	-	(110)	-	(110)
Net loss attributable to the Company	(12,072)	-	-	(12,072)

Preferred distributions	549	-	-	549

Net loss attributable to common	$(12,621)	$-	$-	$(12,621)

1 - "Earnings" are equal to income before taxes, interest expense, and one-third of operating lease rental expense. "Fixed charges" include interest expense plus one-third of operating lease rental expense to approximate the interest component attributable to such rent expense, with the remaining two-thirds considered to be depreciation.

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights - Balance Sheet Data

Dollars in thousands;	At
may not add due to rounding	Dec 31 2016	Dec 31 2015	Pct chg
Unrestricted cash	$1,300	$1,371	-5.2%
Restricted cash	220	-	nm
Cash in trading accounts	-	1,800	-100.0%
Cash in collateral accounts	25	246	-89.8%
Accounts receivable	503	3,558	-85.9%
Prepaid expenses and other current assets	87	82	5.9%
Assets of discontinued operations - current	-	11,084	-100.0%

Total current assets	2,134	18,142	-88.2%

Property, equipment and furniture, net	77	218	-64.6%
Assets of discontinued operations - non-current	-	10,325	-100.0%

Total assets	$2,212	$28,685	-92.3%

Revolvers and short term debt	$-	$1,213	-100.0%
Renewable unsecured subordinated notes	12,430	10,120	22.8%
Accounts payable	1,108	2,471	-55.2%
Accrued expenses	2,935	3,593	-18.3%
Liabilities of discontinued operations - current	-	5,046	-100.0%

Total current liabilities	16,473	22,444	-26.6%

Renewable unsecured subordinated notes	17,037	14,050	21.3%
Liabilities of discontinued operations - non-current	-	242	-100.0%

Total liabilities	33,510	36,736	-8.8%

Series A preferred equity	2,745	2,745	0.0%
Term Loan (1)	(15,067)	-	nm
Common equity	(18,977)	(7,500)	153.0%
Total members' equity	(31,298)	(4,755)	558.3%
Non-controlling interest	-	(3,955)	nm
AOCI attirbuted to non-controlling interest	-	659	nm

Total equity	(31,298)	(8,051)	288.8%

Total liabilities & equity	$2,212	$28,685	-92.3%

1 - Indicated amounts as of December 31, 2016 are due from a related party.

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights - Liquidity, Capital & Cash Flow

	At
Dollars in thousands;	Dec 31, 2016		Dec 31, 2015		Increase (decrease)
may not add due to rounding	Dollars	Pct of total assets	Dollars	Pct of total assets	Dollar chg	Pct chg
Liquidity
Unrestricted cash	$1,300	58.8%	$1,371	4.8%	$(71)	-5.2%
Restricted cash	220	9.9%	-	0.0%	220	na
Cash in trading accounts	-	0.0%	1,800	6.3%	(1,800)	-100.0%
Cash in collateral accounts	25	1.1%	246	0.9%	(221)	-89.8%
Accounts receivable	503	22.7%	3,558	12.4%	(3,055)	-85.9%

Total liquid assets	2,047	92.6%	6,975	24.3%	(4,929)	-70.6%

Prepaid expenses and other assets	87	3.9%	82	0.3%	5	5.9%
Term Loan - current	-	0.0%	-	0.0%	-	na
Assets of discontinued operations - current	-	0.0%	11,084	38.6%	(11,084)	-100.0%

Total current assets	2,134	96.5%	18,142	63.2%	(16,007)	-88.2%

Other assets	77	3.5%	10,544	36.8%	(10,467)	-99.3%

Total assets	$2,212	100.0%	$28,685	100.0%	(26,474)	-92.3%

Capital Resources
Current debt	$12,430	562.1%	$11,333	39.5%	$1,097	9.7%
Long term debt	17,037	770.4%	14,050	49.0%	2,987	21.3%

Total debt	29,467	1332.4%	25,383	88.5%	4,084	16.1%

Series A preferred equity	2,745	124.1%	2,745	9.6%	-	0.0%
Term Loan	(15,067)	-681.3%	-	0.0%	(15,067)	na
Common equity	(18,977)	-858.1%	(7,500)	-26.1%	(11,477)	153.0%
Non-controlling interest	-	0.0%	(3,296)	-11.5%	3,296	-100.0%

Total equity	(31,298)	-1415.2%	(8,051)	-28.1%	(23,248)	288.8%

Total capitalization	$(1,831)	-82.8%	$17,332	60.4%	$(19,164)	-110.6%

	For Years Ended
	Dec 31	Dec 31	Dollar	Pct
	2016	2015	chg	chg
Net cash provided by (used in)
Operating activities	$(11,064)	$(5,884)	$(5,179)	88.0%
Investing activities	3,153	(59)	3,212	5377.4%
Financing activities	7,992	4,847	3,145	64.9%

Net cash flow, continuing operations	81	(1,096)	1,178	7.4%
Net cash flow, discontinued operations	481	819	(338)	-41.2%

Net cash flow	562	(278)	840	202.4%
Effect of exchange rate changes on cash	87	212	(125)	-58.9%

Unrestricted and restricted cash
Beginning of period	2,331	2,397	(66)	-2.7%
Adjustment for deconsolidation	(1,461)	-	(1,461)	na

End of period	$1,520	$2,331	$(812)	-34.8%